EXHIBIT (99.1)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Boeing Satellite Systems Voluntary Savings Plan (the “Plan”) on Form 11-K for the period from January 1, 2003, through April 4, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Laurette T. Koellner, in my capacity as Executive Vice President, Office of the Chairman and Chief People and Administration Officer and as Chairman of the Employee Benefit Plans Committee of The Boeing Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ Laurette T. Koellner

Laurette T. Koellner Executive Vice President, Office of the Chairman and Chief People and Administration Officer Chairman of the Employee Benefit Plans Committee The Boeing Company

Date:    September 25, 2003

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.